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                                                                    EXHIBIT 99.2

APRIL 29, 1999

SUIZA FOODS ANNOUNCES SALE OF U.S. PACKAGING OPERATIONS --
NEW COMPANY, CONSOLIDATED CONTAINER, TO BE CONTROLLED BY VESTAR CAPITAL

(April 29, 1999, DALLAS, TEXAS and NEW YORK, NEW YORK) Suiza Foods Corporation (NYSE: SZA) and Vestar Capital Partners III, L.P. announced today that Suiza has agreed to sell a majority interest in its U.S. plastic packaging operations to Consolidated Container Company LLC, a newly formed company to be controlled by Vestar Capital Partners III, L.P., a private equity firm with offices in New York and Denver.

Consolidated Container will be formed by combining Suiza's U.S. packaging operations (Franklin Plastics and Plastic Containers, Inc. (PCI)) with Vestar's Reid Plastics operations. Vestar will invest an additional $61 million in common equity. Consolidated Container will assume approximately $135 million of existing Suiza debt, and will repay to Suiza its intercompany debt and preferred stock investment of approximately $367 million at closing. Vestar and certain of its affiliates will own 51% of the new venture. Suiza and the minority interest shareholders of Franklin Plastics will own a 43%, and a 6% interest, respectively, in the new venture. The combined entity will have annual sales estimated to be in excess of $700 million. Suiza's interest in Consolidated Container will be accounted for under the equity method of accounting.

Consolidated Container's headquarters will be located in Dallas, Texas. Ron Davis, the current CEO of Reid Plastics and former CEO of Perrier Group of America, Inc., will serve as non-executive Chairman of the Board. William L. Estes, currently CEO of Suiza Packaging, will be CEO of the new entity, Peter M. Bernon, currently Vice Chairman of Suiza Packaging, and B. Joseph Rokus, currently Chairman of Reid Plastics, each will be a Vice Chairman of the new entity.

Mr. Estes, who will become CEO of Consolidated Container, stated that "we believe the combination of Reid Plastics, PCI and Franklin Plastics into Consolidated Container makes solid business sense in the rapidly changing plastic packaging industry. Consolidated Container, now a stand-alone company, combines three state-of-the-art manufacturers with complementary geographic presence. Consolidated Container will be in a position to focus its combined resources to provide the market with the best overall packaging value and product innovation."

In announcing the transaction, Gregg L. Engles, Suiza's Chairman and CEO stated, "after pursuing a consolidation and integration strategy in the plastics container category, it is now time to reap the financial benefits for our shareholders. This transaction represents the culmination of our strategy in the U.S. plastics packaging industry. In less than two years, we have created a rigid plastics container business with annualized sales that grew from approximately $120 million to $540 million, and have greatly enhanced the business' performance. We expect to redeploy the funds generated by this transaction into our core dairy and food business, where we continue to see significant opportunities, and where we intend to strengthen our current leadership position."

Mr. Engles also noted that, "in addition to retaining a continuing interest in Consolidated Container, we will receive approximately $367 million in cash and will have $135 million of existing third party debt assumed in this transaction, which will return our net investment in Franklin Plastics and PCI. We expect our remaining interest in Consolidated Container to appreciate materially over time as this new entity benefits from the material synergies between Reid Plastics and Suiza's U.S. packaging operations. This transaction marks the end of our active participation in the U.S. plastic packaging category, and the culmination of a very successful investment strategy for the benefit of Suiza shareholders."

Suiza Foods plans to use the cash proceeds of the transaction to reduce the outstanding balance on its revolving line of credit. Those funds may then be redrawn to fund future acquisitions in Suiza's core dairy




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and food business and for general corporate purposes. Based upon this repayment of debt, and assuming no reinvestment in dairy or other assets, Suiza expects the transaction to be approximately $0.10 per share dilutive to earnings per share for the remainder of 1999, before any restructuring or similar charges which may be taken by Consolidated Container.

Jim Kelley, Managing Director at Vestar Capital Partners III, L.P., said "we are excited about this next step in our expansion strategy. Consolidated Container will be a non-captive company with a lower cost-structure, state-of-the-art technology, and a national reach, all of which will accrue to the benefit of its customers. Consolidated Container will be in position to expand sales and operations significantly to current and new customers nationwide."

The transaction has been approved by the respective Boards of Directors of the constituent companies and is subject to customary conditions, including the expiration of the Hart-Scott-Rodino waiting period, receipt of acceptable financing for Consolidated Container and receipt of certain third party consents. Suiza and Vestar are currently analyzing whether an offer will be made, prior to the closing of the transaction, to purchase the 10% Senior Secured Notes of PCI currently outstanding. If an offer to purchase the Notes is made, the successful conclusion of the tender offer will not be a condition to the closing of the transaction. The closing is expected to occur on or about July 1, 1999.

Consolidated Container will have over 70 manufacturing sites and will provide complete geographic coverage of the United States with a broad portfolio of products including single layer high density polyethylene bottles for the dairy, water and fruit drink category, multi-layer barrier bottles in both high density and PET for packaged consumer goods, and polycarbonate bottles for the home and office water market.

Suiza Foods is a Dallas-based company with leading positions in the dairy and consumer goods packaging industries. Its principal holdings are in fluid dairy processing, refrigerated, shelf-stable and frozen dairy case products, and consumer goods packaging. After the closing of the transaction, Suiza Foods will continue to own its Puerto Rico plastics operations as well as its European metal can and flexible film manufacturing businesses.

Vestar Capital Partners is a leading investment firm that manages more than $1 billion in equity capital and specializes in management buyouts and growth capital investments. Vestar invests, as partners with management teams, in high-quality, middle market companies. Since its founding in 1988, Vestar has completed approximately 30 transactions with a total value in excess of $5 billion. Vestar has been a leading or majority shareholder in such well-known companies as Celestial Seasonings, Inc., Prestone Products Corporation, Westinghouse Air Brake Company, and Remington Products Company.

Suiza Foods will hold a conference call April 30, 1999 at 9:30 a.m. EDT to discuss this transaction. You may listen live to the call at the following Internet address: http://www.suizafoods.com. You will need Real Audio software, which may be downloaded by going to the Conference Call page of our web site prior to the call. It takes approximately 15 minutes to download the software. Replays will be available at the same address for a limited time period.

Certain statements and information in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be indicated by phrases such as "believes," "anticipates," "expects," "intends," "foresees," "projects," "forecasts" or words of similar meaning or import. Such statements are subject to certain risks, uncertainties, or assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the applicable forward-looking statement. Among the key factors that may have a direct bearing on the Company's results and financial condition, including the Company's results from its investment in Consolidated Container are (i) risks associated with the acquisition strategy of the Company and Consolidated Container, including their respective abilities to integrate the operations of its acquired businesses and realize operating efficiencies and expected synergies, (ii) risks relating to the leverage position of the Company and Consolidated Container, (iii) risks associated with intense competition in the


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respective industries of the Company and Consolidated Container, (iv) the impact of governmental regulations affecting the respective industries of the Company and Consolidated Container, (v) the demand for consumer products, particularly plastic packaged products and (vi) other risks described in the Company's Annual Report on Form 10-K. Any forward-looking statements made or incorporated by reference herein speak only to the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in its expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

CONTACT:

SUIZA FOODS CORPORATION
J. Michael Lewis
Vice President, Treasurer
(214) 303 3437
Barry Fromberg
Executive Vice President, Chief Financial Officer
(214) 303 3400

VESTAR CAPITAL PARTNERS III, L.P.
Gene Donati, Clark & Weinstock
(212) 953-2550